Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS FIRST QUARTER NET INCOME OF

$0.38 PER DILUTED SHARE:

Hamilton, Bermuda, May 5, 2003 – Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended March 31, 2003 of $14.6 million, or income of $0.38 per diluted share, compared to net income of $2.6 million, or income of $0.06 per diluted share, for the same period in 2002. Net operating income before minority interest, which represents net income before minority interest reduced by net realized gains on sale of fixed maturities, for the three months ended March 31, 2003 was $14.6 million, or net operating income of $0.32 per diluted share, compared with net operating income before minority interest of $2.9 million, or net operating income of $0.06 per diluted share, for the three months ended March 31, 2002.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our first quarter produced record premiums written largely attributable to strong growth in traditional risk transfer reinsurance which represented over 28% of the net premium revenue. The commencement of insurance underwriting operations midway through the quarter has been well received in the marketplace and contributed $9.0 million in premiums written in the quarter. Our favorable net operating income result this quarter is jointly attributable to increasing profits from property and casualty alternative risk and traditional reinsurance underwriting and a return of 3.10% on the alternative investment portfolio.”

Gross premiums written for the three months ended March 31, 2003 was $430.5 million, coming entirely from property and casualty underwriting, compared to $343.9 million, comprised of $329.2 million from property and casualty underwriting and $14.7 million from life and annuity underwriting, for the three months ended March 31, 2002. Net premiums earned for the three months ended March 31, 2003 were $143.7 million compared to $85.5 million for the same period of 2002.

Net investment income, excluding realized and unrealized gains and losses, for the three months ended March 31, 2003 increased to $14.5 million compared to $12.4 million for the same period in 2002. Net gains on alternative investments for the three months ended March 31, 2003 were $21.8 million, or a 3.10% return for the quarter, compared to net gains on alternative investments of $2.7 million, or a 0.41% return, for the same period of 2002. Invested assets were $2.2 billion as of March 31, 2003, with an allocation of approximately 66% to cash and fixed maturities and 34% to alternative investments.

Total revenue for the three months ended March 31, 2003 increased 80% to $184.5 million, compared to $102.6 million of total revenue for the same period in 2002. Growth in revenue is principally attributable to a 68% increase in earned premium and to improved performance on the alternative investments for the three months ended March 31, 2003 compared to the same period in 2002.

Losses, benefits and experience refunds were $114.5 million for the three months ended March 31, 2003 compared to $67.5 million for the same period in 2002. The increase in losses, benefits and experience refunds is principally attributable to the increase in premiums written and earned. Loss experience on contracts in force developed as expected with no significant adjustments to reserves during the three months ended March 31, 2003. Although losses, benefits and experience refunds increased in the three months ended March 31, 2003, the reserves for losses and experience refunds has declined at March 31, 2003 compared to December 31, 2002 due to an amendment, effective January 1, 2003, to the terms of a property and casualty reinsurance contract. The amendment was a material change in the contract terms, causing the Company to record the amended contract as a deposit arrangement, thereby reducing the reserve for property and casualty losses and experience refunds and increasing the reserve for deposit liabilities.

General and administrative expenses for the three months ended March 31, 2003 were $8.2 million compared to $5.9 million for the three months ended March 31, 2002. The growth in general and administrative expenses came principally from expenses associated with establishing the Company’s insurance operations. General and administrative expenses for the three months ended March 31, 2003 were 5.70% of net premiums earned compared to 6.87% of net premiums earned for the three months ended March 31, 2002.

Minority interest and shareholders’ equity was $725.1 million at March 31, 2003. Combined book value per share at March 31, 2003, including conversion of the non-voting Max Re Ltd. common shares, was $16.02 per share compared to $15.75 at December 31, 2002.

Max Re Capital Ltd., through its principal operating subsidiary, Max Re Ltd., offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States Dollars, except per share and share amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Cash and cash equivalents	$109,848	$92,103
Fixed maturities, available for sale at fair value	1,315,126	1,279,564
Alternative investments, at fair value	735,732	653,165
Accrued interest income	13,707	12,304
Premiums receivable	376,029	190,214
Losses recoverable from reinsurers	199,439	212,241
Funds withheld	70,967	55,276
Deferred acquisition costs	149,802	79,447
Deferred charges	11,489	32,086
Prepaid reinsurance premiums	38,881	25,408
Other assets	13,958	11,633

Total assets	$3,034,978	$2,643,441

LIABILITIES
Property and casualty losses and experience refunds	$716,332	$778,069
Life and annuity benefits and experience refunds	395,971	405,008
Reinsurance balances payable	211,553	194,436
Deposit liabilities	253,933	115,513
Unearned property and casualty premiums	569,210	323,672
Accounts payable and accrued expenses	12,894	16,019
Bank loan	150,000	100,000

Total liabilities	2,309,893	1,932,717

Minority interest	118,845	116,565

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 38,131,779 (2002—37,998,779) shares issued and outstanding	38,132	37,999
Additional paid-in capital	528,075	526,582
Loans receivable from common share sales	(11,965)	(12,575)
Unearned stock grant compensation	(5,879)	(2,656)
Accumulated other comprehensive income	48,380	49,108
Retained earnings (deficit)	9,497	(4,299)

Total shareholders’ equity	606,240	594,159

Total liabilities, minority interest and shareholders’ equity	$3,034,978	$2,643,441

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2003	2002
REVENUES
Gross premiums written	$430,545	$343,894
Reinsurance premiums ceded	(31,852)	(35,899)

Net premiums written	$398,693	$307,995

Earned premiums	$158,065	$95,774
Earned premiums ceded	(14,337)	(10,301)

Net premiums earned	143,728	85,473

Net investment income	14,507	12,415
Net gains on alternative investments	21,802	2,666
Net realized gains on sale of fixed maturities	2,490	149
Other income	2,002	1,895

Total revenues	184,529	102,598

LOSSES AND EXPENSES
Losses, benefits and experience refunds	114,463	67,513
Acquisition costs	38,737	24,191
Interest expense	5,981	1,971
General and administrative expenses	8,196	5,875

Total losses and expenses	167,377	99,550

INCOME BEFORE MINORITY INTEREST	17,152	3,048

Minority interest	(2,590)	(444)

NET INCOME	14,562	2,604

Change in net unrealized appreciation of fixed maturities	(728)	(12,474)

COMPREHENSIVE INCOME (LOSS)	$13,834	$(9,870)

Basic earnings per share	$0.38	$0.07

Diluted earnings per share	$0.38	$0.06

Diluted net operating earnings per share	$0.32	$0.06

Weighted average shares outstanding - basic	38,172,645	39,653,712

Weighted average shares outstanding - diluted	45,293,477	47,283,178

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)

(Expressed in thousands of United States Dollars)

	Three months ended March 31
	2003	2002
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	37,999	39,582
Issue of shares	335	262
Repurchase of shares	(202)	(20)

Balance, end of period	38,132	39,824

Additional paid-in capital
Balance, beginning of period	526,582	543,438
Issue of common shares	3,633	3,736
Repurchase of shares	(2,140)	(274)

Balance, end of period	528,075	546,900

Loans receivable from common share sales
Balance, beginning of period	(12,575)	(12,575)
Loans granted	—	—
Loans repaid	610	—

Balance, end of period	(11,965)	(12,575)

Unearned stock grant compensation
Balance, beginning of period	(2,656)	(2,894)
Stock grants awarded	(3,741)	(971)
Amortization	518	276

Balance, end of period	(5,879)	(3,589)

Accumulated other comprehensive income
Balance, beginning of period	49,108	13,475
Holding gains on fixed maturities arising in period	1,594	(15,372)
Net realized gains included in net income	(2,490)	(149)
Allocation to minority interest	168	3,047

Balance, end of period	48,380	1,001

Retained earnings (deficit)
Balance, beginning of period	(4,299)	3,044
Net income	14,562	2,604
Dividends paid	(766)	(793)

Balance, end of period	9,497	4,855

Total shareholders' equity	$606,240	$576,416

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed in thousands of United States Dollars)

	Three Months ended March 31
	2003	2002
OPERATING ACTIVITIES
Net income	$14,562	$2,604
Adjustments to reconcile net income to net cash from operating activities:
Minority interest share of net income	2,590	444
Amortization of unearned stock grant compensation	518	276
Amortization of discount on fixed maturities	1,111	(69)
Net gains on alternative investments	(21,802)	(2,666)
Net realized gains on sale of fixed maturities	(2,490)	(149)
Accrued interest income	(1,403)	1,448
Premiums receivable	(185,815)	(199,831)
Losses recoverable from reinsurers	(11,298)	(9,388)
Funds withheld	(15,691)	3,467
Deferred acquisition costs	(71,088)	(64,670)
Deferred charges	1,168	2,427
Prepaid reinsurance premiums	(17,517)	(24,414)
Other assets	(2,325)	(1,267)
Property and casualty losses and experience refunds	98,928	(13,891)
Life and annuity benefits and experience refunds	(9,037)	2,050
Reinsurance balances payable	17,117	24,971
Unearned property and casualty premiums	272,501	248,120
Accounts payable and accrued expenses	(3,125)	2,831

Cash from (used in) operating activities	66,904	(27,707)

INVESTING ACTIVITIES
Purchase of fixed maturities	(164,953)	(87,226)
Sales (purchases) of alternative investments, net	(60,713)	148
Sales of fixed maturities	103,323	55,668
Redemptions of fixed maturities	26,500	26,500

Cash used in investing activities	(95,843)	(4,910)

FINANCING ACTIVITIES
Net proceeds from subscriptions to share capital	227	3,027
Repurchases of common shares	(2,343)	(294)
Proceeds from bank loan	50,000	100,000
Dividends and distributions	(766)	(793)
Distributions to / conversion of minority shareholders	(142)	(3,173)
Deposit liabilities, net	(902)	30,496
Notes and loans repaid	610	—

Cash from financing activities	46,684	129,263

Net increase in cash and cash equivalents	17,745	96,646
Cash and cash equivalents, beginning of period	92,103	98,322

CASH AND CASH EQUIVALENTS, END OF PERIOD	$109,848	$194,968

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid totaled $708 and $239 for the three months ended March 31, 2003 and 2002, respectively.

A non cash item that was an amendment to a reinsurance contract resulted in the following changes in the three months ended March 31, 2003: decreased property and casualty losses and experience refunds by $160,665, decreased unearned property and casualty premiums by $26,963, decreased deferred charges by $19,429, decreased losses recoverable from reinsurers by $24,100, decreased prepaid reinsurance premiums by $4,044, decreased deferred acquisitions costs by $733 and increased deposit liabilities by $139,322.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA – MARCH 31, 2003

Computation of Combined Book Value per Common Share:

	$	Shares	Per Share
Shareholders’ Equity	606,240,944	38,131,779	$15.90
Minority Interest	118,844,520	7,119,332

Total Combined Equity	725,085,464	45,251,111	$16.02

Selected Performance Measurements:	Quarter Ended 03/31/2003	As of
		03/31/2003	12/31/2002
Return on Average Combined Equity	2.39%
Invested Assets to Combined Equity		3.00	2.87
General & Administrative Expense Ratio	5.70%

Year to Date Segment Information:	Property & Casualty					Life & Annuity	Corporate	Consolidated
(in 000’s US$)	Structured	Reinsurance Alternative Risk	Traditional	Insurance	Total
Gross premiums written	$205,160	$102,307	$114,104	$8,974	$430,545	$—	$—	$430,545
Reinsurance premiums ceded	(31,852)	—	—	—	(31,852)	—	—	(31,852)

Net premiums written	$173,308	$102,307	$114,104	$8,974	$398,693	$—	$—	$398,693

Earned premiums	$77,070	$41,536	$38,221	$1,238	$158,065	$—	$—	$158,065
Earned premiums ceded	(12,115)	(2,222)	—	—	(14,337)	—	—	(14,337)

Net premiums earned	64,955	39,314	38,221	1,238	143,728	—	—	143,728
Net investment income	—	—	—	—	—	—	14,507	14,507
Net gains on alternative investments	—	—	—	—	—	—	21,802	21,802
Net realized gains on sales of fixed maturities	—	—	—	—	—	—	2,490	2,490
Other income	952	—	—	—	952	—	1,050	2,002

Total revenues	65,907	39,314	38,221	1,238	144,680	—	39,849	184,529
Losses, benefits and experience refunds	53,678	28,482	23,522	990	106,672	7,791	—	114,463
Acquisition costs	22,595	7,651	8,202	30	38,478	259	—	38,737
Interest expense	3,880	111	—	—	3,991	1,282	708	5,981
General and administrative expenses	796	397	443	1,498	3,134	1,262	3,800	8,196

Total losses and expenses	80,949	36,641	32,167	2,518	152,275	10,594	4,508	167,377

Net income (loss) before minority interest	$(15,042)	$2,673	$6,054	$(1,280)	$(7,595)	$(10,594)	$35,341	$17,152

Loss Ratio		72.4%	61.5%	80.0%
Combined Ratio		93.2%	84.2%	203.4%
Gross deposits	$57,469	$—	$—	$—	$57,469	$—	$—	$57,469

Net deposits	$43,674	$—	$—	$—	$43,674	$—	$—	$43,674

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA – MARCH 31, 2003

			Periodic Rate of Return
Selected Investment Return Data:	Market Value*	Investment %'s	Last 3 Months	Last 12 Months	Last 36 months**
Cash and Fixed Maturities	$1,424,974	65.9%	1.18%	10.28%	8.93%

Global Macro	$87,046	4.0%	2.03%	12.07%	8.96%
Long / Short Equity	72,481	3.4%	2.39%	0.26%	0.10%
Convertible Arbitrage	53,495	2.5%	5.13%	13.99%	14.09%
Diversified Arbitrage	149,472	6.9%	2.73%	8.88%	12.23%
Distressed Securities	65,427	3.0%	5.23%	6.29%	3.01%
Opportunistic	27,849	1.3%	0.00%	3.90%	5.06%
Emerging Markets	43,906	2.0%	3.49%	3.84%	1.26%
Fixed Income Arbitrage	73,310	3.4%	2.50%	14.86%	4.45%
Event-Driven Arbitrage	49,959	2.3%	3.06%	2.62%	8.05%
Commodity Trading Advisers	34,561	1.6%	2.94%	0.50%	0.17%

MDS	657,506	30.4%	2.88%	6.96%	5.28%
Insurance Underwriting	78,226	3.6%	5.26%	17.99%	5.84%

Alternative Investments	$735,732	34.1%	3.10%	8.06%	5.68%

Total Investments	$2,160,706	100.0%	1.83%	9.42%	7.75%

Comparative returns
Merrill Lynch Master Bond Index			1.39%	11.96%	9.81%
Standard & Poors 500 Stock Index			-3.15%	-24.75%	-16.09%
80% Lehman Index and 20% S&P Index			0.48%	3.90%	4.41%

*	Expressed in thousands of United States Dollars

**	Annualized